                           AGREEMENT OF TERMINATION OF
                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT OF TERMINATION OF EMPLOYMENT AGREEMENT ("TERMINATION AGREEMENT") is entered into as of June 13, 1997 by and between Pixel Magic, Inc., a Massachusetts corporation (the "COMPANY"), and Don H. Shulsinger (the "EMPLOYEE"). All capitalized terms used but not defined in this Termination Agreement have the meanings attributed to them in that certain Plan of Reorganization and Agreement of Merger (the "PLAN OF REORGANIZATION").


                                 R E C I T A L S


     A. Pursuant to the Plan of Reorganization entered into by and among Oak Technology, Inc., a Delaware corporation ("OAK"), the Company, the Employee and others, Oak agreed to make certain quarterly payments up to a maximum aggregate amount of Five Million Dollars ($5,000,000), originally defined in the Plan of Reorganization as the "Contingent Payment," to the Security Holders based on Operating Income of the Company for a calendar quarter determined on a calendar year-to-date basis, excluding operating income attributable to any VCEP Products contributed by Oak to the Company.

     B. In connection with the consummation of the merger transaction pursuant to the Plan of Reorganization, the Company and the Employee entered into that certain Employment Agreement dated as of November 6, 1995 (the "EMPLOYMENT AGREEMENT"), pursuant to the terms of which the Employee was granted the right to control the strategic, tactical and operating decisions of the Company, subject to the limitations described therein, until such time as Oak had satisfied in full its Contingent Payment obligations under the Plan of Reorganization.

     C. Concurrent with the execution and delivery of this Termination Agreement, Oak, the Company and the Agents of the Shareholders are entering into an amendment to the Plan of Reorganization providing for the elimination of all contingencies affecting payment of the amounts provided for under the original terms of the Contingent Payment.

     D. In consideration of the elimination of all contingencies affecting payment of the amounts provided for under the original terms of the Contingent Payment, the Company and the Employee have agreed to terminate the Employment Agreement effective as of the date first above written.

     E. This Termination Agreement is being executed by the Company and the Employee in accordance with the provisions of Section 7.2 of the Employment Agreement, which provides for modification of the Employment Agreement by a writing signed by the parties to be bound thereby.

     NOW, THEREFORE, in reliance on the foregoing recitals and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Pixel Magic, Inc./Don H. Shulsinger
Agreement of Termination of
Employment Agreement
Page 2



                         A G R E E M E N T

     1. TERMINATION OF EMPLOYMENT. Notwithstanding anything to the contrary contained in the Employment Agreement, including without limitation Section 6 thereof, the Employment Agreement is terminated effective as of the date first above written and shall be of no further force or effect after said date.

     2. EMPLOYMENT. Effective as of the date first above written, the Employee shall become an employee at will of the Company, and either the Company or the Employee may terminate the Employee's employment with the Company at any time, with or without cause.

     3. GOVERNING LAW. It is the intention of the parties hereto that the internal laws of the Commonwealth of Massachusetts (irrespective of its choice of law principles) shall govern the validity of this Amendment, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first above written.


EMPLOYEE:                               COMPANY:

                                        PIXEL MAGIC, INC.,
                                        a Massachusetts corporation

----------------------------------
Don H. Shulsinger

                                        By:  __________________________________

                                        Its: __________________________________